As filed with the Securities and Exchange Commission on August 29, 2008

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 (File No. 333-151316)	POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 (File No. 333-126094)

CREDENCE SYSTEMS CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	94-2878499
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1421 California Circle

Milpitas, CA 95035

(Address of principal executive offices) (Zip Code)

Credence Systems Corporation 2005 Stock Incentive Plan

(Full title of the Plan(s))

David G. Tacelli

Chief Executive Officer

Credence Systems Corporation

1421 California Circle

Milpitas, CA 95035

(Name and address of agent for service)

(408) 635-4300

(Telephone Number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

Credence Systems Corporation, a Delaware corporation (the “Company”), is filing this Post-Effective Amendment to the following Registration Statements on Form S-8 (the “Registration Statements”): (i) the Registration Statement on Form S-8 (File No. 333-126094) filed on June 23, 2005, pertaining to the Common Stock to be offered under the Company’s 2005 Stock Incentive Plan (the “2005 Plan”); and (ii) the Registration Statement on Form S-8 (File No. 333-151316) filed on May 30, 2008, pertaining to the Common Stock to be offered under the 2005 Plan.

On August 29, 2008, pursuant to the terms of the Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 20, 2008, by and among the Company, LTX Corporation and Zoo Merger Corporation, a wholly-owned subsidiary of LTX Corporation (“Zoo”), Zoo merged with and into the Company, and the Company became a wholly-owned subsidiary of LTX Corporation (the “Merger”). As a result of the Merger, the offering pursuant to the Registration Statement has been terminated, and the Company hereby removes from registration the Common Stock registered but unsold under the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on this 29th day of August, 2008.

CREDENCE SYSTEMS CORPORATION

By:	/s/ David G. Tacelli
David G. Tacelli President, Chief Executive Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ David G. Tacelli	Director, President, Chief Executive Officer and Treasurer	August 29, 2008
David G. Tacelli	(Principal Executive Officer, Principal Financial and Principal Accounting Officer)